UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2008

PharmaNet Development Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16119	59-2407464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
504 Carnegie Center, Princeton, NJ 08540
(Address of Principal Executive Offices) (Zip Code)
(609) 951-6800
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 8.01 Other Events.
     On November 20, 2008, PharmaNet Development Group, Inc. (the “Company”) issued a press release announcing the commencement of an Exchange Offer (the “Exchange Offer”) in which its outstanding 2.25% Convertible Senior Notes due 2024 (“Outstanding Notes”) could be exchanged for new 8.00% Convertible Senior Notes due 2014 and cash.
     At the time the Company commenced the Exchange Offer, it stated that beneficial owners of approximately 57% of the outstanding aggregate principal amount of the Outstanding Notes had indicated to the Company their intention to tender their Outstanding Notes in accordance with the terms of the Exchange Offer, based on pre-commencement discussions with these holders regarding the proposed terms and conditions of the Exchange Offer. Subsequent to the commencement of the Exchange Offer, certain of these beneficial owners of Outstanding Notes instead sold the Outstanding Notes beneficially owned by them in the open market. Based on discussions with certain current beneficial owners of Outstanding Notes, the Company understands that the current beneficial owners of a majority of the aggregate principal amount of the Outstanding Notes do not intend to tender their Outstanding Notes in the Exchange Offer on the proposed terms. Consequently, the Company believes that the minimum tender condition of the Exchange Offer will not be satisfied.
     As a result, the Company has decided to allow the Exchange Offer to terminate at its expiration time and date of 11:59 PM on December 18, 2008. The Company has had and continues to have discussions with certain noteholders to attempt to come to an agreement on the terms of an exchange offer of the Outstanding Notes, but the Company cannot assure you that it will come to such an agreement.
     Separately, the Company is working with its financial advisor, UBS Investment Bank, to pursue strategic alternatives, including the potential sale of the Company and the exploration of alternatives to retire the Company’s Outstanding Notes. In connection with this process, the Company recently received several confidential, non-binding written expressions of interest from a number of parties, none of whom are direct competitors. The Company does not intend to comment further on the strategic alternative process unless and until a definitive agreement has been reached or the Company changes its strategic direction. The Company cannot assure you that it will enter into such a definitive agreement.
     The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated December 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
December 18, 2008

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ John P. Hamill
	Name:	John P. Hamill
	Title:	EVP and Chief Financial Officer